UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2018

INTELLIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37766	36-4785571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 285-6200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02. Results of Operations and Financial Condition.

On October 31, 2018, Intellia Therapeutics, Inc. (the “Company”) announced its financial results and business updates for the three and nine months ended September 30, 2018. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 on this Current Report on Form 8-K.

The information in this report furnished pursuant to Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 2.02 of this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2018, the Company elected Jesse Goodman, M.D., as a Class I director, with a term expiring at the 2020 annual meeting of stockholders.

Dr. Goodman is currently a professor of medicine at Georgetown University, where he directs the Center on Medical Product Access, Safety and Stewardship (COMPASS). As an attending physician in infectious diseases, he also is an active clinician and educator. Additionally, he serves as an independent non-executive director for GlaxoSmithKline plc.; as president and trustee of the U.S. Pharmacopeial Convention; and on the Regulatory Working Group of the Coalition on Epidemic Preparedness Innovation (CEPI). Dr. Goodman was chief scientist at the U.S. Food and Drug Administration (FDA) from 2009 through 2014, during which he led preparations for and responses to major public health threats, including emerging infectious diseases, disasters and terrorism. He previously also served as the FDA’s deputy commissioner for science and public health and as director of Center for Biologics Evaluation and Research (CBER). Dr. Goodman has a bachelor of arts in biology from Harvard University; earned a master’s in public health from the University of Minnesota; and received his doctor of medicine from the Albert Einstein College of Medicine. He completed his residency and fellowship training at the Hospital of the University of Pennsylvania and at the University of California at Los Angeles. Dr. Goodman is board-certified in internal medicine, infectious diseases and oncology, and has been elected to the American Society for Clinical Investigation and to the U.S. National Academy of Medicine.

Dr. Goodman does not have any family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Goodman and any other person pursuant to which he was elected as a director of the Company.

In accordance with the Company’s director compensation program, Dr. Goodman will receive an annual cash retainer of $35,000 for service on the Board of Directors of the Company (the “Board”), which is payable quarterly in arrears. In addition, under the Company’s director compensation program, upon his election as a director, Dr. Goodman was granted an option on October 29, 2018 to purchase 38,000 shares of the Company’s common stock at an exercise price per share of $18.52. This option vests as to 33 1/3% of the total award one year after the date of grant and thereafter in substantially equal quarterly installments during the three years following the grant date, subject to continued service through such date, and becomes exercisable in full upon the occurrence of a change in control of the Company.

Also in connection with his election to the Board, Dr. Goodman will enter in to the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.6 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-210689) filed with the Securities and Exchange Commission on April 27, 2016. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Dr. Goodman for some expenses, including attorneys’ fees, judgments, fines and settlement amounts respectively incurred by him in any action or proceeding arising out of his respective service as one of our directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated October 31, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated October 31, 2018

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: October 31, 2018	By:	/s/ John M. Leonard
	Name:	John M. Leonard
	Title:	Chief Executive Officer and President

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